Exhibit 99.1

Infinity Pharmaceuticals Reports Full Year 2021 Financial Results and Provides Company Highlights

– MARIO-4, the first eganelisib registration-enabling trial, in front-line metastatic triple negative breast cancer expected to initiate by the end of 2022 –

–MARIO-P, a study designed to expand eganelisib development in additional solid tumor indications, expected to initiate on a rolling basis in 3Q 2022 –

– Ended 2021 with ~ $81 million of cash and cash equivalents –

– Mr. Sujay Kango appointed to Infinity Board of Directors –

– Investor conference call to be held today at 4:30 pm EDT –

CAMBRIDGE, Mass., March 29, 2022 /Business Wire/ -- Infinity Pharmaceuticals, Inc. (NASDAQ: INFI) (“Infinity” or the “Company”), a clinical-stage biotechnology company developing eganelisib, a first-in-class, oral, immuno-oncology macrophage reprogramming therapeutic, today announced its full year 2021 financial results and provided corporate highlights.

“Based on the strength and breadth of eganelisib’s activity across mTNBC and mUC as well as ovarian cancer, SCCHN, and melanoma, we raised $92 million in early 2021 to advance eganelisib to its first registration-enabling study by the end of this year. We have prioritized front-line TNBC based on prolonged progression-free survival in both PD-L1(+) and PD-L1(-) patients relative to the IMPassion130 reference benchmark. In addition, encouraging overall survival data from a randomized, controlled study in patients with second line urothelial cancer provides another attractive future registrational path. Importantly, in both TNBC and UC, supporting translational data show on-mechanism modulation of the tumor microenvironment to reduce immune suppression,” said Adelene Perkins, Chief Executive Officer and Chair of Infinity.

Ms. Perkins continued, “With the additions of Dr. Robert Ilaria as our CMO and Dr. Stéphane Peluso as our CSO, in 2022 we are leveraging our data and financial resources to initiate MARIO-4, a randomized, double-blind Phase 3 study of eganelisib in a triplet combination regimen in front-line mTNBC. In parallel, we plan to initiate MARIO-P, our platform study to evaluate eganelisib in additional combinations and indications where eganelisib may increase the effectiveness of available therapies. As we prepare for the initiation of our first eganelisib registration study, we are very pleased to have Sujay Kango rejoining Infinity. He previously served as our executive vice president and chief commercial officer and now will be providing commercial insights as a member of our board of directors.”
Key 2021 Updates:
MARIO-3: Updated data from the Company’s ongoing Phase 2 study evaluating eganelisib in a novel triple combination with Tecentriq® (atezolizumab) and Abraxane® (nab-paclitaxel) in unresectable locally advanced mTNBC was presented at SABCS in December 2021. This included 50 patients enrolled and evaluable for safety and 44 evaluable for efficacy as of the October 2, 2021 data cutoff date, with a median duration of follow-up of 9.9 months.

•Tumor reduction:

◦Of evaluable patients, tumor reduction was observed in 92.8% patients with PD-L1 (+) tumors and 85.2% patients with PD-L1 (-) tumors.

•Progression free survival (PFS):

◦In patients with PD-L1(+) tumors, median PFS in MARIO-3 was 11.0 months, a 47% improvement in mPFS compared to the 7.5 months reported for atezolizumab and nab-paclitaxel in IMpassion130.

◦In patients with PD-L1(-) tumors, median PFS in MARIO-3 was 7.3 months, a 30% improvement compared to the 5.6 months reported for atezolizumab and nab-paclitaxel in IMpassion130.

•Safety:

◦MARIO-3 safety profile was consistent with expectations for the three component drugs and did not show any new safety signals compared to the IMpassion130 benchmark trial.

MARIO-275: Updated data from the Company’s randomized, placebo-controlled Phase 2 study evaluating the efficacy and safety of eganelisib in combination with Opdivo® (nivolumab) in platinum-refractory, I/O naïve patients with locally advanced or metastatic urothelial cancer (UC) were presented at ASCO GU in February 2021 with OS data in July 2021 and January 2022.

•Median overall survival (mOS) in the PD-L1(-) population (30 patients) was 15.4 months (4.7, NE) on the eganelisib plus nivolumab combination arm and 7.9 months (1.9, NE) on the control arm of nivolumab alone, with a hazard ratio of 0.60 (0.21, 1.71), reflecting a 40% lower probability of death on the combination arm, which was subsequently updated in January 2022 to a hazard ratio of 0.58, reflecting a 42% lower probability of death on the combination arm.

◦At the one-year landmark, 59% of patients in the ITT population receiving the eganelisib plus nivolumab combination remained alive, compared to 32% in the nivolumab control arm.
2021-2022 Corporate Updates:
•Appointed Stéphane Peluso, Ph.D., as Chief Scientific Officer, joining Infinity from Ipsen.

•Appointed Robert Ilaria, Jr., M.D. as Chief Medical Officer, joining Infinity from Bristol Myers Squibb.

•Appointed Brian Schwartz, M.D., to Board of Directors, transitioning from consulting Chief Physician to the Board.

•Appointed Mr. Sujay Kango to Board of Directors effective March 30, 2022. Mr. Kango is an experienced executive with more than 25 years of experience in the pharmaceutical and biotechnology industries. He has been instrumental in successfully transforming earlier stage organizations to later-stage development and commercial global biotech companies. He joined Acceleron Pharma in 2018, where he most recently served as the executive vice president and chief commercial officer. Under his leadership the team launched luspatercept, led multiple rare disease franchises, and established N.America and international presence for Acceleron. He played a key leadership role in Acceleron’s $11.5B acquisition by Merck in the second half of 2021. Mr. Kango has additionally led multiple global product launches across several therapeutic areas including oncology-hematology, rare diseases, immunology, and virology. Previously Mr. Kango was vice president of global commercial development for oncology at AbbVie and the co-chair of the oncology therapy area committee, prior to which he served as the executive vice president and chief commercial officer at Infinity Pharmaceuticals. Mr. Kango also served as vice president, global marketing, and sales operations at Onyx Pharmaceuticals, an Amgen subsidiary. Prior to Onyx, he held several leadership positions including vice president hepatitis franchise and integrated oncology business unit at Merck & Co., global commercial leader-Procrit®/Eprex® at Ortho-Biotech, and various sales and marketing positions at Schering-Plough. Mr. Kango also serves as a director of MEI Pharma. Mr. Kango earned a B.S. in Microbiology and an M.B.A. from McNeese State University.

Anticipated 2022 Milestones:

•Initiate MARIO-4, a front-line metastatic TNBC randomized, double-blind, pivotal trial by year-end 2022

◦Infinity will finalize the MARIO-4 trial design following its meeting with global regulatory authorities

◦Progression free survival and overall survival as key endpoints
◦PD-L1 negative patients: eganelisib will be evaluated in combination with chemotherapy and a checkpoint inhibitor (the eganelisib triplet regimen) vs chemotherapy

◦PD-L1 positive patients: the eganelisib triplet regimen will be evaluated vs chemotherapy and a checkpoint inhibitor

•Initiate MARIO-P, a study to evaluate the clinical benefit of eganelisib in combination regimens in additional solid tumor indications, on a rolling basis in 3Q 2022

Additional Eganelisib Clinical and Translational Data Releases in 2H 2022:

•MARIO-3 study update in metastatic TNBC patients

•MARIO-275 study update in urothelial cancer patients

•MARIO-3 study in renal cell carcinoma patients

•Investigator-sponsored study in head and neck squamous cell carcinoma patients sponsored by Dr. Ezra Cohen
Full Year 2021 Financial Results:
•At December 31, 2021, Infinity had total cash, cash equivalents and available-for-sale securities of $80.7 million, compared to $34.1 million at December 31, 2020.

•Research and development expense for 2021 was $31.6 million, compared to $26.8 million in 2020. The increase is primarily related to an increase in clinical development expenses, an increase in compensation expense due primarily to new hires during the year, and an increase in consulting expense to support continued development of eganelisib.

•General and administrative expense was $14.2 million for 2021, compared to $12.4 million for 2020. The increase in G&A expense is primarily due to an increase in stock compensation, professional services, and consulting expense.

•Net loss for 2021 was $45.3 million, or a basic and diluted loss per common share of $0.53, compared to a net loss of $40.5 million, or a basic and diluted loss per common share of $0.68 in 2020.

Financial Outlook: Infinity’s 2022 financial guidance remains as follows:

•Net Loss: Infinity expects net loss for 2022 to range from $45 million to $55 million.

•Cash and Investments: Infinity expects to end 2022 with a year-end cash, cash equivalents and available for sale securities balance ranging from $25 million to $35 million. Infinity expects to have cash for at least 12 months from the filing of its annual report on Form 10-K. Infinity’s financial guidance does not include additional funding or business development activities.
Conference Call Information
Infinity will host a conference call today, March 29, 2022, at 4:30 PM EDT to discuss these financial results and company updates. A live webcast of the conference call can be accessed in the "Investors/Media" section of Infinity's website at www.infi.com. To participate in the conference call, please dial (877) 316-5293 (domestic) and (631) 291-4526 (international) five minutes prior to start time. The conference ID number is 7567637. An archived version of the webcast will be available on Infinity's website for 30 days.

About Infinity and Eganelisib
Infinity Pharmaceuticals, Inc. (“Infinity” or the “Company”), is a clinical-stage biotechnology company developing eganelisib (IPI-549), a first-in-class, oral, immuno-oncology macrophage reprogramming therapeutic which is designed to address a fundamental biologic mechanism of immune suppression in cancer in multiple clinical studies. MARIO-4 is a front-line mTNBC randomized, double-blind, pivotal trial the Company expects to initiate by the end of 2022. MARIO-3 is the first eganelisib combination study in front-line advanced cancer patients and is evaluating eganelisib in combination with Tecentriq® and Abraxane® in front-line TNBC and in combination with Tecentriq and Avastin® in front-line RCC. MARIO-275 is a randomized, controlled combination study of eganelisib combined with Opdivo® in I/O naïve urothelial cancer. MARIO-P is a platform study to evaluate eganelisib to support the initiation of future registration focused studies across various solid tumor indications, which the Company expects to initiate on a rolling basis in 3Q 2022. For more information on Infinity, please refer to Infinity's website at www.infi.com.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those regarding: the therapeutic potential of eganelisib; plans to initiate the MARIO-4 registration study and the MARIO-P platform study; design plans for MARIO-4 and MARIO-P; plans to present data; the Company’s guidance with respect to net loss, cash and cash equivalents and cash runway; and the Company's ability to execute on its strategic plans. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from the Company's current expectations. For example, there can be no guarantee that eganelisib will successfully complete necessary preclinical and clinical development phases. Further, there can be no guarantee that any positive developments in Infinity's product portfolio will result in stock price appreciation. Management's expectations and, therefore, any forward-looking statements in this press release could also be affected by risks and uncertainties relating to a number of other factors, including the following: the cost, timing and results of clinical trials and other development activities that may be delayed or disrupted by the COVID-19 pandemic or otherwise; the content and timing of decisions made by the U.S. FDA and other regulatory authorities; Infinity's ability to obtain and maintain requisite regulatory approvals; unplanned cash requirements and expenditures; development of agents by Infinity's competitors for diseases in which Infinity is currently developing or intends to develop eganelisib; and Infinity's ability to obtain, maintain and enforce patent and other intellectual property protection for eganelisib. These and other risks which may impact management's expectations are described in greater detail under the caption "Risk Factors" included in Infinity's annual report and quarterly reports filed with the Securities and Exchange Commission (SEC), and in other filings that Infinity makes with the SEC, available through the Company’s website at www.infi.com. Any forward-looking statements contained in this press release speak only as of the date hereof, and Infinity does not undertake and expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Opdivo® is a registered trademark of Bristol Myers Squibb.
Tecentriq® is a registered trademark of Genentech, Inc.
Abraxane® is a registered trademark of Abraxis BioScience, LLC., a wholly owned subsidiary of Bristol Myers Squibb Company.
Avastin® is a registered trademark of Genentech, Inc.

INFINITY PHARMACEUTICALS, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2021	December 31, 2020
Cash, cash equivalents and available-for-sale securities	$80,726	$34,108
Other current assets	1,542	1,912
Property and equipment, net	1,241	1,710
Other long-term assets	1,276	1,589
Total assets	$84,785	$39,319

Accounts payable and accrued expenses	$13,300	$11,047
Liability related to sale of future royalties, net[1]	48,727	28,021
Liability related to sale of future royalties to a related party, net[1]	—	21,559
Operating lease liability, less current portion	917	1,436
Long-term liabilities	270	245
Total stockholders’ equity (deficit)	21,571	(22,989)
Total liabilities and stockholders’ equity	$84,785	$39,319

1 The company is not obligated to repay any of the liabilities related to sale of future royalties but these are recorded as a liability on the balance sheet in accordance with accounting guidance for royalty monetization. During the first quarter of 2021, the liability related to sale of future royalties to a related party was reclassified to liability related to sale of future royalties since Biotechnology Value Fund, L.P. (BVF) is no longer considered a related party.

INFINITY PHARMACEUTICALS, INC.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Year Ended December 31,
	2021	2020
Royalty revenue	$1,858	$1,719
Operating expenses:
Research and development	31,647	26,761
General and administrative	14,174	12,418
Royalty expense[1]	1,120	1,037
Total operating expenses	46,941	40,216
Loss from operations	(45,083)	(38,497)
Other income (expense):
Investment and other income	1	450
Non-cash interest expense[1]	(180)	(153)
Non-cash related party interest expense[1]	—	(2,292)
Total other expense	(179)	(1,995)
Net loss	$(45,262)	$(40,492)
Basic and diluted loss per common share	$(0.53)	$(0.68)
Basic and diluted weighted average number of common shares outstanding	85,597,264	59,857,860

1 The liabilities related to sale of future royalties will be amortized using the effective interest method over the life of the arrangements. During the first quarter of 2021, the non-cash related party interest expense was reclassified to non-cash interest expense since BVF is no longer considered a related party.

Investor Relations:

Irina Koffler
LifeSci Advisors, LLC
646-970-4681
ikoffler@lifesciadvisors.com